BY-LAWS
                                       OF
                               SHEER VISION, INC.
                           (a California corporation)

                                    ARTICLE I
                                     OFFICES

SECTION 1: PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 1192 Stonewood Court, San Pedro, California 90732.

            The Board of Directors is hereby granted full power and authority to change said principal office from one location to another. Any such changes shall be noted on the By-Laws by the Secretary opposite this section, or this section may be amended to state the new location.

SECTION 2: OTHER OFFICES. Branch or subordinate offices may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                                  SHAREHOLDERS

SECTION 1: PLACE OF MEETINGS. The annual meeting of shareholders and all other meetings of shareholders shall be held at the principal office of the corporation, or at any other place within or without the State of California which may be designated either by the Board of Directors pursuant to the authority hereinafter granted to said Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

SECTION 2: ANNUAL MEETING. The only regular meeting of shareholders shall be the annual meeting, which shall be held on the date and at the time shown below:

                          Date: Second Tuesday of June
                          Time: 10:00 A. M.

or at such other date and time as shall be designated from time to time by the Board of Directors. However, should said day fall upon a legal holiday, then any such annual meeting shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

            Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail, or by other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or by other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least

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once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

SECTION 3: SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by (a) the President, or (b) any Vice President, or (c) the Board of Directors, or (d) one or more shareholders holding not less than one-tenth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notice of any special meeting shall specify, in addition to the place, the day and hour of such meeting, the general nature of the business to be transacted or proposal to be acted upon. No other business may be transacted at the meeting.

            Upon request in writing to the President, the Vice President or the Secretary, sent by registered mail or delivered to the officer in person, by any persons entitled to call a meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote, that a meeting will be held at a time, fixed by the officer, not less than thirty-five (35) days nor more than sixty (60) days after receipt of the request. If the notice is not given within twenty (20) days after the date of delivery or the date of mailing of the request, the persons calling the meeting may fix the time of the meeting and give the notice in the manner provided by law.

            Nothing contained in this section shall be construed as limiting, fixing or affecting the time or date when a meeting of shareholders called by action of the Board or Directors may be held.

SECTION 4: ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, in the absence of a quorum, no other business may be transacted.

            When any shareholders' meeting either annual or special, is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than forty-five (45) days, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

SECTION 5: VOTING. Unless a record date for voting purposes be fixed as provided in Section 1 of Article VI of these By-Laws, then only persons whose names and shares entitled to vote stand on the share register of the corporation on the day three (3) days prior to any meeting of shareholders shall be entitled to vote at such meeting. Such vote may be viva voce or by ballot, provided, however, that all elections for directors must be by ballot upon demand made by any shareholder at any election and before the voting begins. Every shareholder entitled to vote at an election of directors shall have the right to cumulate his votes and give one candidate a number of votes equal

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to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit, provided, however, that no shareholder shall be entitled to cumulate votes except for such candidate or candidates whose names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected. Except as to voting for the election of directors, each such person shall be entitled to one
(1) vote for each share.

SECTION 6: QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whenever under the General Corporation Law shares are disqualified from voting on any matter, they shall not be considered outstanding for the determination of a quorum at any meeting to act upon that matter.

SECTION 7: CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Executors, administrators, guardians, trustees and other fiduciaries entitled to vote shares may sign such waivers, consents and approvals.

SECTION 8:  ACTION WITHOUT A MEETING.

            8.1 Any action other than as provided in 8.2 below which under any provisions of the laws applicable to corporations in the State of California may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

            8.2 Unless the consents of all the shareholders entitled to vote have been solicited in writing:

                  (a) Notice of any shareholder approval of any contract or any transaction pursuant to Section 310 of the General Corporation Law, indemnification of an agent of the corporation pursuant to Section 317 of the General Corporation Law, a reorganization pursuant to Section 1201 of the General Corporation Law, or a plan of distribution which is not in accordance with the liquidation rights of preferred shares, if any, pursuant to Section 2007 of the General

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Corporation Law, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before consummation of the action authorized by such approval, and

                  (b) Prompt notice shall be given of the taking of any other corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner and shall be deemed to have been given at the time provided in Article II, Section 2, of these By-Laws.

            8.3 Any shareholder giving a written consent, or the shareholders' proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the corporation prior to the time the written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

SECTION 9: PROXIES. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Any executor, administrator, guardian, trustee or other fiduciary may give proxies. Any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specified therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. A proxy is not revoked by the death or incapacity of the maker unless before the vote is counted written notice of such death or incapacity is received by the corporation. A proxy may be revoked notwithstanding a provision making it irrevocable by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appear on the certificate representing such shares.

                                   ARTICLE III
                                    DIRECTORS

SECTION 1: AUTHORIZED NUMBER OF DIRECTORS. The authorized number of directors of this corporation shall be one (1) until changed by amendment of this Article III, Section 1. After the corporation has issued shares the number of directors may be changed only by an amendment to this section duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent exceed 16-2/3% of the outstanding shares entitled to vote.

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SECTION 2:  ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

SECTION 3: REMOVAL OF DIRECTORS AND ELECTION OF NEW DIRECTORS. The entire Board of Directors or any individual director may be removed from office by vote of shareholders holding a majority of the outstanding shares entitled to a vote at an election of directors. However, unless the entire Board is removed, an individual director shall not be removed if the number of shares voted against the resolution for his removal exceeds the quotient arrived at when the total number of outstanding shares entitled to vote is divided by one (1) plus the authorized number of directors. If any or all directors are so removed, new directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more directors under authority granted by the Articles, the provisions of this paragraph shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

SECTION 4: VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual meeting or at a special meeting of the shareholders.

            A vacancy or vacancies in the Board of Directors shall be deemed to exist:

            (a) In case of the death, resignation or removal of any directors, or

            (b)   If the authorized number of directors be increased, or

            (c) If the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

            The Board of Directors may declare vacant the office of a director in any of the following cases:

            (a) If he is declared of unsound mind by an order of court, or is finally convicted of a felony; or

            (b) If, within sixty (60) days after notice of his election, a director does not accept the office; and/or

            (c)   Removal from office without cause in the manner provided in
Section 303(a) of the General Corporation Law.

            The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a director

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tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective.

            No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

SECTION 5: PLACE OF MEETING AND CONSENT. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated by these By-Laws or from time to time by resolution of the Board, or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office. Any regular or special meeting shall be valid wherever held, if held upon the written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the corporation.

SECTION 6: ORGANIZATION MEETINGS. Immediately following each annual meeting of shareholders or meeting of shareholders removing the directors and electing a new Board of Directors, the Board of Directors shall hold a meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meetings is hereby dispensed with.

SECTION 7: REGULAR MEETINGS. There shall be no regular meetings of the Board of Directors, and each meeting of the Board of Directors, other than organization meetings, shall be a special meeting.

SECTION 8: SPECIAL MEETINGS. Special meetings of the Board of Directors, for any purpose or purposes, may be called at any time by the President or, if he is absent or unable to act or refuses to act, by any Vice President or by any two
(2) directors.

            Special meetings of the Board of Directors shall be held upon at least four (4) days notice by mail or 48 hours notice delivered personally or by telephone or telegraph. The notice need not specify the purpose of any meeting of the Board of Directors. Notice by mail shall be deemed given at the time a written notice is deposited in the United States mails, first class postage prepaid, addressed to the director at his address as it is shown upon the records of the corporation, or if it is not so shown on such records and is not readily ascertainable, at the principal executive office of the corporation. Notice by telegraph shall be deemed given when it is actually transmitted by the telegraph company. Notice by telephone shall be deemed given when it is communicated by telephone to the director or to a person at the office of the director to whom the person giving notice has reason to believe will promptly communicate it to the director.

            Members of the Board of Directors may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all members participating in such a meeting are able to hear and speak to one another. Participation by a director by such means shall constitute such director's presence in person at such meeting.

SECTION 9: ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the

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directors present at any directors' meeting, may adjourn from time to time until the time fixed for the next meeting of the Board. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

SECTION 10: WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 11: QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum of the Board of Directors for the transaction of business, except to adjourn and except to fill vacancies as provided in
Section 4 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors may participate in a meeting (and so participating shall be considered present and in person) through use of conference telephone, or similar communications equipment, so long as all members participating in such meeting can hear one another.

SECTION 12: POWERS. Subject to the limitations of the Articles of Incorporation, of the By-Laws and of the laws of the State of California as to actions to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

            (a) To select and remove all the other officers, agents and employees of the corporation, to prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-Laws, and to fix their compensation and require from them security for faithful service.

            (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor, not inconsistent with the law or with the Articles of Incorporation or the By-Laws, as they may deem in the best interests of the corporation.

            (c) To change the principal office for the transaction of the business of the corporation from one location to another within the same County as provided in Article I, Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2 hereof; to designate any place within or without the State of California for the holding of any shareholders' meetings; to adopt, use and at will alter a corporate seal; and to prescribe the form of stock certificates and to alter the form of such certificates from time to time as in their judgment they may deem best, provided, however, that such seal and such certificates shall at all times comply with the provisions of law.

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            (d)   To authorize the issuance of shares of stock of the
corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled or tangible or intangible property actually received, or, in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital. As to any terms and conditions of conversion and option rights not fixed by the Articles of Incorporation, to fix the terms and conditions of any option or conversion rights of any of the corporation's bonds, debentures, notes or other obligations, and to grant to the purchasers or holders thereof the right to convert them into shares of any class or classes upon such terms or conditions as may be deemed expedient; and, either in connection with the issuance, subscription or sale of any of its shares, bonds, debentures, notes or other securities, or independently thereof, to grant options to purchase or subscribe for shares of any class or classes upon such terms and conditions as may be deemed expedient.

            (e) To authorize, provide and carry out an employee stock purchase plan for the issuance and sale of the corporation's unissued shares, or of issued shares purchased or to be purchased or acquired, to the employees of the corporation or to employees of subsidiary corporations, or to a trustee on their behalf, and for the payment of such shares in installments or at one time and for such consideration as may be fixed, and to provide for aiding any such employees in paying for such shares, by compensation for services or otherwise.

            (f) To issue the whole or any part of the corporation's shares or its certificates for shares prior to full payment, under such restrictions as are imposed by the laws of the State of California.

            (g) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

            (h) To cause the corporation to do business in any other state, territory, dependency or foreign country, and to conduct business within or without the State of California.

            (i) To sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of the corporation's property and assets, only after approval of the principal terms of the transaction and the nature and amount of the consideration therefor by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation. The foregoing provision shall not limit the power of the Board of Directors to authorize any mortgage, deed of trust, pledge or other hypothecation of all or any part of the corporation's property, real or personal, for the purpose of securing the payment or performance of any contract, note, bond or obligation, in which event no vote or consent of shareholders shall be necessary to authorize such action by the Board of Directors.

SECTION 13: FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may from time to time be fixed or determined by resolution of the Board of Directors.

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SECTION 14: ACTION OF BOARD OF DIRECTORS WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall, individually or collectively, consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the directors. Any certificate or other document which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that the By-Laws authorize the directors so to act.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1: OFFICERS. The officers of the corporation shall be a Chairman of the Board or a President, or both, a Vice-President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, one or more additional Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

SECTION 2: ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

SECTION 3: SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

SECTION 4: REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors, at any meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

            Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the corporation. Any such resignation shall take effect upon the date of the receipt of such notice, or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5: VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

SECTION 6: CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and shall exercise and

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perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by the By-Laws. Whenever there is no President of the corporation, the Chairman of the Board shall have the powers and duties of the President.

SECTION 7: PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be, ex officio, a member of all of the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

SECTION 8: VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and, when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the By-Laws.

SECTION 9: SECRETARY. The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

            The Secretary shall keep or cause to be kept, at the principal office of the corporation or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the numbers and dates of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

            The Secretary shall give or cause to be given notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

            In the absence or disability of the Secretary, the Assistant Secretary shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors, the President or the Secretary.

SECTION 10: CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements,

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gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

            The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws. The subordinate financial officers, which may be a Treasurer, a Controller, or one or more Assistant Treasurers and Assistant Controllers, shall perform such duties and exercise such powers as shall be delegated to them by the Board of Directors or the Chief Financial Officer.

SECTION 11: DUTIES OF OFFICERS. Except as determined by law or the Articles of Incorporation, the duties of officers other than directors may be prescribed and changed by resolution of the Board of Directors.

SECTION 12: COMPENSATION OF OFFICERS. The compensation of officers shall be fixed by resolution of the Board of Directors, and may be changed at the discretion and by resolution of the Board of Directors.

                                    ARTICLE V
                                   COMMITTEES

SECTION 1: AUTHORIZATION. By resolution adopted by a majority of the authorized number of directors, the Board of Directors may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of a committee who may replace, in his absence, a member at any meeting of the committee.

SECTION 2: POWER SUBJECT TO THE PROVISIONS OF THE GENERAL CORPORATION LAW AND ANY LIMITATIONS CONTAINED IN THE ARTICLES OF INCORPORATION OR BY-LAWS. Each such committee shall have authority which shall be delegated to it by the Board of Directors. The foregoing notwithstanding, no committee or committees singly or in the aggregate shall have any authority with respect to:

            (a) The approval of any action for which the General Corporation Law or the Articles of Incorporation also require shareholders' approval;

            (b) The filling of vacancies on the Board of Directors or on any committee;

            (c) The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

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            (d)   The amendment or repeal of the By-Laws or the adoption of new
By-Laws;

            (e) The amendment or repeal of any resolution of the Board of Directors;

            (f)   Any distribution to the shareholders of the corporation; or

            (g) The appointment of other committees of the Board of Directors or other members thereof.

SECTION 3: PROCEDURES. The provisions of Article III, Section 7 through 14 of these By-Laws shall apply to meetings of each committee substituting the word "committee" wherever the words "Board of Directors" appear unless the context requires otherwise. Subject to the foregoing, the procedures for notice and conduct of meetings of each committee shall be as prescribed by the Board of Directors and in the absence of a prescription by the Board of Directors as prescribed by the committee.

                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION 1: DETERMINATION OF SHAREHOLDERS OF RECORD, FIXING RECORD DATE, CLOSING CORPORATION BOOKS AGAINST TRANSFER. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares.

            The record date so fixed shall be not more than sixty (60) days, nor less than ten (10) days, prior to the date of the meeting or more than sixty
(60) days prior to any other action for the purposes of which it is fixed.

            When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

            The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

            If no record date is fixed by the Board of Directors, then:

            (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the

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day on which notice is given or if notice is waived at the close of business on the day next preceding the day on which the meeting is held.

            (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the date on which the first written consent is given.

            (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto or the sixtieth day prior to the date of such other action, whichever is later.

            The corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the corporation and the owner of shares of the corporation's stock to receive notices and reports, to receive dividends and other distributions, to vote and give written consents as such owner, and to exercise any rights in respect of any other lawful action and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by law.

SECTION 2: INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and the minutes of proceedings of the shareholders and directors and of the Executive and other committees shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time and for a purpose reasonably related to his interests as a shareholder or as a holder of such voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand for inspection other than at a shareholders' meeting shall be made in writing upon the President, the Secretary, an Assistant Secretary or the general manager of the corporation.

            A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation, shall have an absolute right to do either or both of the following (either in person or by agent or attorney):

            (a) Inspect and copy the records of shareholders' names and addresses and shareholdings during the usual business hours upon five (5) business days prior written demand upon the corporation; or

            (b) Obtain from the transfer agent for the corporation upon five (5) business days prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request) a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings as of the most recent record date for which it has been compiled or as of the date specified by the shareholder subsequent to the date of demand.

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            Every director of the corporation shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and any of its subsidiary corporations; such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

SECTION 3: CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

SECTION 4: ANNUAL REPORT. Pursuant to the provisions of Section 1501(a) of the General Corporation Law, the requirement that an annual report be prepared and sent to shareholders is hereby expressly dispensed with, and said report shall not be required to be sent.

SECTION 5: REQUEST FOR REPORT. A shareholder or shareholders holding at least five percent of the outstanding shares of any class of this corporation may make a written request of the corporation for an income statement of the corporation for the three months, six months, or nine months period of the current fiscal year ended more than thirty days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal period has been sent to the shareholders, the financial statements required by Section 1501, Subdivision (a) of the General Corporation Law for the last fiscal period. Such financial statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of such financial statements shall be kept on file at the principal executive office of the corporation for twelve months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder. The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of the period. The quarterly income statements and balance sheets referred to herein shall be accompanied by the report thereon, of any independent accountant(s) engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

SECTION 6: CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as limited by law and as in the By-Laws otherwise provided, may authorize an officer or officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement or to pledge its credit or to render it liable for any purpose or to any amount.

SECTION 7: CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be (a) signed in the name of the corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or the Secretary or any Assistant

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

Secretary, or (b) authenticated by a facsimile of the signature of the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or the Secretary or any Assistant Secretary.

            Every certificate authenticated by a facsimile of a signature shall be countersigned by a transfer agent or transfer clerk and registered by an incorporated bank, trust company or other company authorized to act as registrar of transfers under the laws of the State of California, before issuance.

            To the extent permitted by the General Corporation Law, certificates of shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the By-Laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

SECTION 8: REPRESENTATION OF SHARES OF OTHER CORPORATIONS. Shares standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the persons described in any of the following subdivisions:

            (a) Any officer of the corporation authorized so to do by the By-Laws of the corporation.

            (b) Any person authorized so to do by resolution of the Board of Directors of the corporation.

            (c) Any person authorized so to do by proxy or power of attorney duly executed by the President or the Vice President and Secretary or Assistant Secretary.

            However, such shares may be voted or represented by the persons described in any subdivision above only in the absence of vote or representation by the persons described in a preceding subdivision of this section.

SECTION 9: LOST OR DESTROYED CERTIFICATES. The Board of Directors or any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificates or shares so lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors or such officer as a condition precedent to the issuance thereof, may require the person claiming such lost or destroyed certificate or certificates to give the corporation a bond or other adequate security sufficient to indemnify against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 10: TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, who may be the same person, and may be the Secretary of the corporation or an incorporated bank or trust company either domestic or

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foreign; and who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

SECTION 11: INSPECTION OF BY-LAWS. The corporation shall keep at its principal office for the transaction of business the original or a copy of its By-Laws as amended or altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

SECTION 12: CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the laws of the State of California shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                   ARTICLE VII
                                   AMENDMENTS

SECTION 1: POWER OF SHAREHOLDERS. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as may be in conflict with the law or with the Articles of Incorporation.

SECTION 2: POWER OF DIRECTORS. Subject to the rights of shareholders as provided in Section 1 of this Article VII to adopt, amend or repeal By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors.

SECTION 3: RECORD OF AMENDMENTS. Whenever an amendment or new By-Law is adopted, a copy thereof shall be placed in the Minute Book with the original By-Laws and the amendment or new By-Law shall be noted in the appropriate place in the original By-Laws. If any By-Law is repealed, the fact of repeal with the date of the meeting or written consent at or by which the repeal was adopted shall be so noted.

                                  ARTICLE VIII
                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES, AND OTHER AGENTS

SECTION 1: AGENTS, PROCEEDINGS, AND EXPENSES. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this

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corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

SECTION 2: ACTIONS OTHER THAN BY THE CORPORATION. This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

SECTION 3: ACTIONS BY THE CORPORATION. This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith, in a manner that such person believed to be in the best interests of this corporation and its shareholders. No indemnification shall be made under this Section 3:

            (a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this corporation in the performance of that person's duty to this corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

            (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

            (c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

SECTION 4: SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

SECTION 5: REQUIRED APPROVAL. Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by this corporation only if authorized in the specific

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case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

            (a) A majority vote of a quorum consisting of directors who are not parties to the proceeding; or

            (b) If such quorum of directors is not obtainable, by independent legal counsel in a written opinion; or

            (c) Approval by the affirmative vote of a majority of the shares of this corporation entitled to vote represented and voting at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

            (d) The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in the connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

SECTION 6: ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

SECTION 7: OTHER INDEMNIFICATION. The indemnification authorized by this Article shall not be deemed exclusive of any additional rights to indemnification for breach of duty to this corporation and its shareholders while acting in the capacity of a director or officer of this corporation to the extent the additional rights to indemnification are authorized in a provision of the Articles of Incorporation of this corporation adopted pursuant to paragraph
(11) of subdivision (a) of Section 204 of the California Corporations Code. The indemnification provided by this Article for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of this corporation, but not involving breach of duty to this corporation and its shareholders, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, t the extent such additional rights to indemnification are authorized in the articles of incorporation. The rights to indemnify hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

SECTION 8: LIMITATIONS. No indemnification or advance shall be made under this Article except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

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            (a)   That it would be inconsistent with a provision of the Articles of Incorporation, By-Laws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

            (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

SECTION 9: INSURANCE. Upon and in the event of a determination by the Board of Directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Section.

SECTION 10: FIDUCIARIES OF CORPORATION EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

SECTION 11: PUBLIC POLICY. When indemnification as provided in this Article III is against public policy under the Securities Act of 1933, or other laws, it is unenforceable and in the event that claim for indemnification against such liabilities (other than payment by the corporation for expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any public offering the corporation may make, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed under the Securities Act of 1933 or otherwise and will be governed by the final adjudication of such issue.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 18th day of June, 1999.

                           /s/ Paul H. Levine
                           ------------------------------
                           PAUL H. LEVINE
                           Incorporator

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

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Directors of SHEER VISION, INC., hereby ratify and confirm the adoption of the foregoing By-Laws as the By-Laws of said corporation.

                                /s/ Suzanne Lewsadder
                                ------------------------------
                                SUZANNE LEWSADDER

                            CERTIFICATE BY SECRETARY

            I do hereby certify as follows:

            That I am the duly elected, qualified, and acting Secretary of SHEER VISION, INC.; that the foregoing By-laws were adopted as the By-Laws of said corporation on the 18th day of June, 1999, by the Incorporator of the corporation, and ratified as such on the 18th day of June, 1999, by the Board of Directors of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of June, 1999.

                           /s/ Suzanne Lewsadder
                           ------------------------------
                           SUZANNE LEWSADDER
                           Secretary

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